CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 333-89389 on Form N-1A of our report dated November 23, 2016 relating to the financial statements and financial highlights of BlackRock Advantage Large Cap Core Fund (formerly known as BlackRock Large Cap Core Fund), BlackRock Advantage Large Cap Value Fund (formerly known as BlackRock Large Cap Value Fund), and BlackRock Advantage Large Cap Value Retirement Fund (formerly known as BlackRock Large Cap Value Retirement Portfolio), each a series of BlackRock Large Cap Series Funds, Inc.; and of our report dated November 23, 2016 relating to the financial statements and financial highlights of Master Large Cap Series LLC, including Master Advantage Large Cap Core Portfolio (formerly known as Master Large Cap Core Portfolio), and Master Advantage Large Cap Value Portfolio (formerly known as Master Large Cap Value Portfolio), each appearing in the Annual Reports on Form N-CSR of the BlackRock Large Cap Series Funds, Inc. for the year ended September 30, 2016, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 9, 2017